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EXHIBIT 5.1


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                                   MICHAEL D. EWING
                                   Attorney-at-Law
                              Three First National Plaza
                                      Suite 3750
                               Chicago, Illinois  60602
                         (312) 558-5165 / Fax (312) 558-4703




                                    April 28, 1998


Wolverine Energy, L.L.C.
4660 South Hagadorn Road
Suite 230
East Lansing, Michigan  48823
Attention:  George H. Arbaugh, Jr., President


     Re:  WOLVERINE ENERGY 1998-1999(   ) DEVELOPMENT COMPANY, L.L.C.
          -----------------------------------------------------------


Gentlemen:


     I have acted as counsel to Wolverine Energy, L.L.C., a Michigan limited liability company (the "Manager"), in connection with the offer and sale by Wolverine Energy 1998-1999( ) Development Company, L.L.C., a Michigan limited liability company to be formed (the "Company"), of which the Manager is the
managing interestholder, of up to $                 of membership interests
of the Company (the "Interests"). I have participated in the preparation and filing with the U.S. Securities and Exchange Commission of a Registration Statement on Form SB-2 (Registration No. 33-95156) with respect to the Interests in order the effect their registration under the Securities Act of 1933, as amended (the "Securities Act"). I participated in the preparation of
the Prospectus dated as of                      , 1998, contained within such
Registration Statement with respect to the Company and the Interests which has been distributed to offerees and purchasers of the Interests in connection with the solicitation of offers to purchaser the Interests on the terms described therein. Except as otherwise indicated herein, capitalized terms used in this opinion letter are defined as set forth in the Memorandum or the Accord (see below).


     This opinion letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the American Bar Association Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord and this opinion letter should be read in conjunction therewith. The law covered by the opinions expressed herein is limited to the laws of the United States, expressly including the Securities Act of 1933 (the "Securities Act"), the Securities and Exchange Act of 1934 (the "Exchange Act") and the rules and regulations promulgated thereunder by the U.S. Securities & Exchange Commission (the "Commission"), and the laws of Illinois.


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                                   MICHAEL D. EWING
                                   Attorney-at-Law


Wolverine Energy, L.L.C.
April       ,1998
------------------------------


     Prior to rendering the opinions expressed herein, and in preparation therefore, I have reviewed and relied upon the following:


     1. The Prospectus and the Appendices thereto, including, but not limited to the form of Company Operating Agreement of the Company (the "Company Operating Agreement") attached to the Prospectus as Exhibit I.


     2.   A Questionnaire completed as of                   , 1998, by George H.
Arbaugh, Jr.


     3. The form of Selected Dealer Agreement (the "Dealer Agreement") proposed to be entered into by and between the Company and each NASD-member securities broker/dealer (each, a "Selected Dealer") which is retained to solicit offers to purchase Interests on the terms described in the Prospectus.


     4. The certificate of the Manager with respect to compliance with Rule 252 of Regulation A under the Securities Act by the Company, the Manager and each affiliate of any of them.


     5. The form of Administrative Services Agreement proposed to be entered into by and between the Company and the Manager with respect to the provision by the Manager of administrative services and management assistance to the Company.


     6. The form of Turnkey Agreement proposed to be entered into by and between the Company and the Manager with respect to the acquisition by the
Company from the Manager of working interests in up to              net wells.


     7.   The Operating Agreements by and between
                   , respectively, and the Manager and/or its predecessor(s) in interest pursuant to which (i) the Project will be operated, and (ii) the Manager obtained the interest in the Project which will be conveyed to the Company pursuant to the Turnkey Agreement.


I have also examined and relied upon such other instruments, documents, reports, memoranda and statements, and interviews conducted with such personnel of the Manager as I deemed appropriate in the preparation and rendering of the opinions expressed herein.


     In issuing the opinions expressed herein, I have assumed the accuracy and completeness of the information furnished to me on behalf of the Company by the Manager and its officers and

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                                   MICHAEL D. EWING
                                   Attorney-at-Law

Wolverine Energy, L.L.C.
April       ,1998
------------------------------

employees, and I have further assumed that the Offering will be made in compliance with the descriptions of such matters in the Prospectus, the terms of the Dealer Agreement and the applicable provisions of the Securities Act.


     Based upon and subject to the foregoing, I am of the opinion that:


          (i) The offering and sale of the Interests satisfies the conditions of Rules 505 and 506 of Regulation D under the Securities Act and accordingly is exempt from the registration requirements of Section 5 of the Securities Act by reason of the exemption afforded by Section 4(2) of the Securities Act as a transaction not involving any public offering.


          (ii) The offering and sale of the Interests should not be combined with any other offering of securities by the Manager or any of its affiliates by the Commission or the securities regulatory authority of any state for the purpose of determining whether the Interests should be registered under Section 5 of the Securities Act or the securities laws and regulations of any state as being part of a public offering of securities.


     The foregoing opinions are expressly subject to any one or more or all of the qualifications that:


          (I) the enforceability of the Dealer Agreement and each other document referred to expressly or by implication in the opinions expressed above is limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or by other laws affecting the enforcement of creditors' rights from time to time;


          (II) I express no opinions as to whether any remedial, indemnification or contribution provisions are enforceable;


          (III) the enforceability of the Dealer Agreement and each other document referred to expressly or by implication in the opinions expressed above is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);


          (IV) I express no opinion as to the enforceability of (i) self-help provisions, (ii) provisions which purport to establish evidentiary standards, or (iii) provisions relating to waiver of remedies (or the delay or omission of enforcement thereof), liability limitations with respect to third parties or liquidated damages;

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          (V)   I make no representation that I have independently verified
     (except for a review of all documents attached or referred to in the Prospectus and the documents and other information specifically described hereinabove), the accuracy or adequacy of the statements in the Prospectus; and


          (VI) with respect to the Prospectus and all documents annexed thereto or referred to therein and the documents and other information described or referred to hereinabove, I have assumed the authenticity of all documents purported to be and submitted to and reviewed by me as originals, the conformity to the original of all documents purported to be and submitted to and reviewed by me as copies, the authority of the signatories to each such document to sign and to thereby bind themselves as individuals or the entity that they purport to represent as representative and the authenticity of each such signature.


     This opinion letter may be relied upon by you only in connection with the issuance of the Interests pursuant to the Dealer Agreement and the Prospectus and may not be used or relied upon by you or any other person for any purpose whatsoever, except to the extent authorized in the Accord, without and in each instance my prior written consent.


                              Very truly yours,








                              Michael D. Ewing




MDE:tlc


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